Exhibit 10.2

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

made by

DOMINO’S SPV GUARANTOR LLC,

DOMINO’S PIZZA FRANCHISING LLC,

DOMINO’S PIZZA INTERNATIONAL FRANCHISING INC.,

DOMINO’S PIZZA CANADIAN DISTRIBUTION ULC,

DOMINO’S RE LLC, and

DOMINO’S EQ LLC

each as a Guarantor

in favor of

CITIBANK, N.A.,

as Trustee

Dated as of March 15, 2012

i

6.11	Waiver of Stay or Extension Laws	21
6.12	Receivership Clause	21
SECTION 7 THE TRUSTEE’S AUTHORITY		22
SECTION 8 MISCELLANEOUS		22
8.1	Amendments	22
8.2	Notices	22
8.3	Governing Law	25
8.4	Successors	25
8.5	Severability	25
8.6	Counterpart Originals	25
8.7	Table of Contents, Headings, etc.	25
8.8	Recording of Agreement	25
8.9	Waiver of Jury Trial	25
8.10	Submission to Jurisdiction; Waivers	25
8.11	Additional Subsidiary Guarantors	26
8.12	Currency Indemnity	26
8.13	Acknowledgment of Receipt; Waiver	27
8.14	Termination; Partial Release	27
8.15	Third Party Beneficiary	27
8.16	Entire Agreement.	27

SCHEDULES

Schedule 4.5	—	Guarantor Ownership Relationships

EXHIBITS

Exhibit A	—	Form of Assumption Agreement

ii

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT

AMENDED AND RESTATED GUARANTEE AND COLLATERAL AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 15, 2012, made by DOMINO’S SPV GUARANTOR LLC, a Delaware limited liability company, DOMINO’S PIZZA FRANCHISING LLC, a Delaware limited liability company, DOMINO’S PIZZA INTERNATIONAL FRANCHISING INC., a Delaware corporation, DOMINO’S PIZZA CANADIAN DISTRIBUTION ULC, a Nova Scotia unlimited company, DOMINO’S RE LLC, a Delaware limited liability company, and DOMINO’S EQ LLC, a Delaware limited liability company (collectively, together with any Additional Subsidiary Guarantor that becomes a party hereto pursuant to the terms hereof, the “Guarantors”) in favor of CITIBANK, N.A., a national banking association, as trustee under the Indenture referred to below (in such capacity, together with its successors, the “Trustee”) for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, Domino’s Pizza Master Issuer LLC, a Delaware limited liability company (the “Master Issuer”), the other Co-Issuers, the Trustee and Citibank, N.A., as securities intermediary, have entered into the Amended and Restated Base Indenture, dated as of the date of this Agreement (as amended, modified or supplemented from time to time, exclusive of any Series Supplements, the “Base Indenture” and, together with all Series Supplements, the “Indenture”), providing for the issuance from time to time of one or more Series of Notes thereunder; and

WHEREAS, the Indenture and the other Related Documents require that the parties hereto execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby agrees with the Trustee, for the benefit of the Secured Parties, as follows:

SECTION 1

DEFINED TERMS

1.1 Definitions.

(a) Unless otherwise defined herein, terms defined in the Base Indenture Definitions List attached to the Base Indenture as Annex A thereto and used herein shall have the meanings given to them in such Base Indenture Definitions List.

(b) The following terms shall have the following meanings:

“Co-Issuer Obligations” means all Obligations owed by the Co-Issuers to the Secured Parties under the Indenture and the other Related Documents.

“Collateral” has the meaning assigned to such term in Section 3.1(a).

“Other Currency” has the meaning assigned to such term in Section 8.12.

“Receiver” has the meaning assigned to such term in Section 6.12.

“Termination Date” has the meaning assigned to such term in Section 2.1(d).

SECTION 2

GUARANTEE

2.1 Guarantee.

(a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Trustee, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Co-Issuers when due (whether at the stated maturity, by acceleration or otherwise) of the Co-Issuer Obligations. In furtherance of the foregoing and not in limitation of any other right that the Trustee or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Co-Issuer to pay any Co-Issuer Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby jointly and severally promises to and shall forthwith pay, or cause to be paid, to the Trustee for distribution to the applicable Secured Parties in accordance with the Indenture, in cash the amount of such unpaid Co-Issuer Obligation. This is a guarantee of payment and not merely of collection.

(b) Anything herein or in any other Related Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Related Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c) Each Guarantor agrees that the Co-Issuer Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Trustee or any other Secured Party hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until the date (the “Termination Date”) on which this Agreement ceases to be of further effect in accordance with Article XI of the Base Indenture, notwithstanding that from time to time prior thereto the Co-Issuers may be free from any Co-Issuer Obligations.

(e) No payment made by any of the Co-Issuers, any of the Guarantors, any other guarantor or any other Person or received or collected by the Trustee or any other Secured Party from any of the Co-Issuers, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Co-Issuer Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Co-Issuer Obligations or any payment received or collected from such Guarantor in respect of the Co-Issuer Obligations), remain liable hereunder for the Co-Issuer Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

2.2 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Trustee or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any other Secured Party against the Co-Issuers or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any other Secured Party for the payment of the Co-Issuer Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Co-Issuers or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation, contribution or reimbursement rights at any time when all of the Co-Issuer Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the other Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Trustee, if required), to be applied against the Co-Issuer Obligations, whether matured or unmatured, in such order as the Trustee may determine in accordance with the Indenture.

2.3 Amendments, etc. with respect to the Co-Issuer Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Co-Issuer Obligations made by the Trustee or any other Secured Party may be rescinded by the Trustee or such other Secured Party and any of the Co-Issuer Obligations continued, and the Co-Issuer Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Trustee or any other Secured Party, and the Base Indenture and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time, and any collateral security, guarantee or right of offset at any time held by the Trustee or any other Secured Party for the payment of the Co-Issuer Obligations may be sold, exchanged, waived, surrendered or released (it being understood that this Section 2.3 is not intended to affect any rights or obligations set forth in any other Related Document). Neither the Trustee nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Co-Issuer Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.4 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Co-Issuer Obligations and notice of or proof of reliance by the Trustee or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Co-Issuer Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3; and all dealings between the Co-Issuers and any of the Guarantors, on the one hand, and the Trustee and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any of the Co-Issuers or any of the Guarantors with respect to the Co-Issuer Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Indenture or any other Related Document, any of the Co-Issuer Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Trustee or any other Secured Party, (b) any defense, set-off or counterclaim (other than a defense of full payment or performance) which may at any time be available to or be asserted by any Co-Issuer or any other Person against the Trustee or any other Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Co-Issuers or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Co-Issuers for the Co-Issuer Obligations, or of such Guarantor under the guarantee contained in this Section 2 and the grant of the security interests pursuant to Section 3, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Trustee or any other Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Co-Issuer, any other Guarantor or any other Person or against any collateral security or guarantee for the Co-Issuer Obligations or any right of offset with respect thereto, and any failure by the Trustee or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from any Co-Issuer, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Co-Issuer, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Trustee or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Co-Issuer Obligations is rescinded or must otherwise be restored or returned by the Trustee or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Co-Issuers or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of the Co-Issuers or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6 Payments. Each Guarantor hereby guarantees that payments hereunder shall be paid to the Trustee without set-off or deduction or counterclaim in immediately available funds in Dollars at the office of the Trustee.

2.7 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Co-Issuers’ and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Co-Issuer Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Trustee nor any other Secured Party shall have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 3

SECURITY

3.1 Grant of Security Interest.

(a) To secure the Obligations, each Guarantor hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Secured Parties, and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in, all of the following property to the extent now owned or at any time hereafter acquired by such Guarantor or in which such Guarantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

            (i) (A) the Collateral Franchise Documents including, without limitation, all monies due and to become due to such Guarantor under or in connection with the Collateral Franchise Documents, whether payable as fees, rent, expenses, costs, indemnities, dividends, distributions, insurance recoveries, damages for the breach of any of the Collateral Franchise Documents or otherwise, but excluding Excluded Amounts, and all security and supporting obligations for such amounts payable thereunder and (B) all rights, remedies, powers, privileges and claims of such Guarantor against any other party under or with respect to the Collateral Franchise Documents (whether arising pursuant to the terms of the Collateral Franchise Documents or otherwise available to such Guarantor at law or in equity), including the right to enforce any of the Collateral Franchise Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Franchise Documents or the obligations of any party thereunder;

            (ii) the Collateral Transaction Documents, including, without limitation, all monies due and to become due to such Guarantor under or in connection with the Collateral Transaction Documents, whether payable as fees, rent, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Collateral Transaction Documents or otherwise, all security and supporting obligations for amounts payable hereunder and thereunder and performance of all obligations hereunder and thereunder, including, without limitation, (A) all rights of such Guarantor to the Domino’s IP (except to the extent such Domino’s IP is excluded from the pledge, assignment, conveyance, delivery, transfer, setting over and grant of a security interest pursuant to clause (iv) below) under each IP License Agreement to which such Guarantor is a party (subject to the terms thereof) and (B) all rights of such Guarantor under the Management Agreement and in and to all records, reports and documents in which they have any interest thereunder, and all rights, remedies, powers, privileges and claims of such Guarantor against any other party under or with respect to the Collateral Transaction Documents (whether arising pursuant to the terms of the Collateral Transaction Documents or otherwise available to such Guarantor at law or in equity), including the right to enforce any of the Collateral Transaction Documents and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Collateral Transaction Documents or the obligations of any party thereunder;

            (iii) the Equity Interests of any Person owned by any Guarantor including, without limitation, the Master Issuer and the Domestic Distribution Real Estate Holder, and all rights as a member or shareholder of each such Person under the Charter Documents of each such Person, including, without limitation, all moneys and other property distributable thereunder to any such Guarantor and all rights, remedies, powers, privileges and claims of such Guarantor against any other party under or with respect to each such Charter Document (whether arising pursuant to the terms of such Charter Document or otherwise available to such Guarantor at law or in equity), including the right to enforce each such Charter Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to each such Charter Document;

            (iv) any Domino’s IP, including all Proceeds and products of the foregoing, including all goodwill symbolized by or associated with the Trademarks included in the Domino’s IP; provided that the pledge, assignment, conveyance, delivery, transfer, setting over and grant of security interest hereunder shall not include any application for a Trademark that would be deemed invalidated, cancelled or abandoned due to the grant and/or enforcement of such security interest, including, without limitation, all such PTO and foreign applications that are based on an intent-to-use, unless and until such time that the grant and/or enforcement of the security interest will not cause such Trademark to be deemed invalidated, cancelled or abandoned;

            (v) the Domestic Distribution Assets;

            (vi) the International Royalties Concentration Account, the Venezuelan Royalties Concentration Account, the Cayman Islands Royalties Concentration Account, the Domestic Franchising Concentration Account, the Canadian Distribution Concentration Account, the Canadian Distribution U.S. Dollar Concentration Account, the Real Estate Holder Concentration Account, the Equipment Holder Concentration Account, any Additional Concentration Account owned by a Guarantor, each Account Agreement and Lock-Box related thereto and all monies and other property (including Investment Property and Financial Assets, if any) on deposit or credited from time to time in each such account and all Proceeds thereof;

            (vii) all other personal property of any Guarantor and all other assets of any Guarantor now owned or at any time hereafter acquired by such Guarantor, including, without limitation, all of the following (each as defined in the New York UCC): all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, securities accounts and other investment property, commercial tort claims, letter-of-credit rights, letters of credit and money;

            (viii) all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge hereof by such Guarantor or by anyone on its behalf; and

            (ix) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees and other supporting obligations given by any Person with respect to any of the foregoing;

provided, however, that the Guarantors shall not be required to pledge more than 65% of the Equity Interests (and any rights associated with such Equity Interests) of any foreign Subsidiary of any of the Guarantors that is a corporation for United States federal income tax purposes (including, without limitation, the Canadian Distributor). The Collateral will not include any Excluded Amounts or Excluded Property and the Trustee, on behalf of the Secured Parties, further acknowledges that it shall have no security interest in any Excluded Amounts or any Excluded Property. For the avoidance of doubt, although the assets (other than any Excluded Amounts or Excluded Property) related to the thin crust manufacturing center and the vegetable processing center will constitute Collateral, the profit generated from the supply of processed vegetables and thin crust pizza dough to the Domestic Distributor pursuant to the Product Purchase and Distribution Agreement will not constitute Collateral.

(b) The foregoing grant is made in trust to secure the Obligations and to secure compliance with the provisions of this Agreement, all as provided in this Agreement. The Trustee, on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Agreement in accordance with the provisions of this Agreement and agrees to perform its duties required in this Agreement. The Collateral shall secure the Obligations equally and ratably without prejudice, priority or distinction (except, with respect to any Series of Notes, as otherwise stated in the applicable Series Supplement or in the applicable provisions of the Base Indenture).

(c) In addition, pursuant to and within the time periods specified in Section 8.37 of the Base Indenture, the Domestic Distribution Real Estate Holder shall execute and deliver to the Trustee, for the benefit of the Secured Parties, a Mortgage with respect to each owned Domestic Manufacturing and Distribution Center existing as of the Closing Date or acquired thereafter, which shall be delivered to the Trustee or its agent to be held in escrow; provided that upon the occurrence of a Mortgage Recordation Event, unless such Mortgage Recordation Event is waived by the Control Party (at the direction of the Controlling Class Representative), the Trustee shall (i) engage a third-party service provider (which shall be reasonably acceptable to the Control Party) and shall deliver to such third-party service provider for recordation promptly within five (5) Business Days of the occurrence of such Mortgage Recordation Event all such Mortgages with each applicable Governmental Authority with respect to each such Mortgage and (ii) pay all Mortgage Recordation Fees in connection with such recordation, unless such requirement to record any such Mortgages is waived by the Control Party (acting at the direction of the Controlling Class Representative). The Trustee shall be reimbursed by the Co-Issuers for any and all costs and expenses incurred in connection with such recordation, including all Mortgage Recordation Fees, pursuant to and in accordance with the Priority of Payments. Neither the Trustee nor any custodian on behalf of the Trustee shall be under any duty or obligation to inspect, review or examine any such Mortgages or to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they are in recordable form. Neither the Trustee nor any agent on its behalf shall in any way be liable for any delays in the recordation of any Mortgage, for the rejection of a Mortgage by any recording office or for the failure of any Mortgage to create in favor of the Trustee, for the benefit of the Secured Parties, legal, valid and enforceable first priority Liens on, and security interests in, the Co-Issuers’ right, title and interest in and to each owned Domestic Manufacturing and Distribution Center, and the Proceeds thereof.

(d) The parties hereto agree and acknowledge that each certificated Equity Interest and each Mortgage constituting Collateral may be held by a custodian on behalf of the Trustee.

3.2 Certain Rights and Obligations of the Guarantors Unaffected.

(a) Notwithstanding the grant of the security interest in the Collateral hereunder to the Trustee, on behalf of the Secured Parties, the Guarantors acknowledge that the Manager, on behalf of the Securitization Entities, including, without limitation, any Guarantors that are IP Holders, shall, subject to the terms and conditions of the Management Agreement, nevertheless have the right, subject to the Trustee’s right to revoke such right, in whole or in part, in the event of the occurrence of an Event of Default, (i) to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required or permitted to be given by any Guarantor under the Collateral Documents, and to enforce all rights, remedies, powers, privileges and claims of each Guarantor under the Collateral Documents, (ii) to give all consents, requests, notices, directions and approvals, if any, which are required or permitted to be given by any Guarantor under any IP License Agreement to which such Guarantor is a party and (iii) to take any other actions required or permitted to be taken by a Guarantor under the terms of the Management Agreement.

(b) The grant of the security interest by the Guarantors in the Collateral to the Trustee on behalf of the Secured Parties hereunder shall not (i) relieve any Guarantor from the performance of any term, covenant, condition or agreement on such Guarantor’s part to be performed or observed under or in connection with any of the Collateral Documents or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on such Guarantor’s part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of such Guarantor or from any breach of any representation or warranty on the part of such Guarantor.

(c) Each Guarantor hereby jointly and severally agrees to indemnify and hold harmless the Trustee and each Secured Party (including its directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the security interest granted hereby, whether arising by virtue of any act or omission on the part of such Guarantor or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses and disbursements (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Secured Party in enforcing this Agreement or any other Related Document or preserving any of its rights to, or realizing upon, any of the Collateral; provided, however, that the foregoing indemnification shall not extend to any action by the Trustee or any Secured Party which constitutes gross negligence or willful misconduct by the Trustee or any Secured Party or any other indemnified person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, any Person as Trustee as well as the termination of this Agreement.

3.3 Performance of Collateral Documents. Upon the occurrence of a default or breach (after giving effect to any applicable grace or cure periods) by any Person party to (a) a Collateral Transaction Document or (b) a Collateral Franchise Document (only if a Manager Termination Event or an Event of Default has occurred and is continuing), promptly following a request from the Trustee to do so and at the Guarantors’ expense, the Guarantors agree jointly and severally to take all such lawful action as permitted under this Agreement as the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)) may reasonably request to compel or secure the performance and observance by such Person of its obligations to any Guarantor, and to exercise any and all rights, remedies, powers and privileges lawfully available to any Guarantor to the extent and in the manner directed by the Trustee (acting at the direction of the Control Party (at the direction of the Controlling Class Representative)), including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by such Person of its obligations thereunder. If (i) any Guarantor shall have failed, within fifteen (15) days of receiving the direction of the Trustee, to take action to accomplish such directions of the Trustee, (ii) any Guarantor refuses to take any such action, as reasonably determined by the Trustee in good faith, or (iii) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, in any such case the Control Party (at the direction of the Controlling Class Representative) may, but shall not be obligated to, take, and the Trustee shall take (if so directed by the Control Party (at the direction of the Controlling Class Representative)), at the expense of the Guarantors, such previously directed action and any related action permitted under this Agreement which the Control Party thereafter determines is appropriate (without the need under this provision or any other provision under this Agreement to direct the Guarantor to take such action), on behalf of the Guarantor and the Secured Parties.

3.4 Stamp, Other Similar Taxes and Filing Fees. The Guarantors shall jointly and severally indemnify and hold harmless the Trustee and each Secured Party from any present or future claim for liability for any stamp, documentary or other similar tax and any penalties or interest and expenses with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any other Related Document or any Collateral. The Guarantors shall pay, and jointly and severally indemnify and hold harmless each Secured Party against, any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Agreement or any other Related Document.

3.5 Authorization to File Financing Statements.

(a) Each Guarantor hereby irrevocably authorizes the Secured Parties at any time and from time to time (or, with respect to the Mortgages, upon the occurrence of a Mortgage Recordation Event, unless such Mortgage Recordation Event is waived by the Control Party (at the direction of the Controlling Class Representative)) to file or record without the signature of such Guarantor to the extent permitted by applicable law in any filing office (including, without limitation, the PTO) in any applicable jurisdiction financing statements and other filing or recording documents or instruments with respect to the Collateral, including, without limitation, any and all Domino’s IP (to the extent set forth in Section 8.25(c) and Section 8.25(d) of the Base Indenture), to perfect the security interests of the Trustee for the benefit of the Secured Parties under this Agreement. Each Guarantor authorizes the filing of any such financing statement, other filing, recording document or instrument naming the Trustee as secured party and indicating that the Collateral includes (a) “all assets” or words of similar effect or import regardless of whether any particular assets comprised in the Collateral fall within the scope of Article 9 of the UCC, including, without limitation, any and all Domino’s IP (other than applications for Trademarks as described in Section 3.1(a)(iv) above), or (b) as being of an equal or lesser scope or with greater detail. Each Guarantor agrees to furnish any information necessary to accomplish the foregoing promptly upon the Trustee’s request. Each Guarantor also hereby ratifies the filing by or on behalf of the Trustee or any Secured Party of any financing statement with respect to the Collateral made prior to the date hereof.

(b) Each Guarantor acknowledges that the Collateral under this Agreement includes certain rights of the Guarantors as secured parties under the Related Documents. Each Guarantor hereby irrevocably appoints the Trustee as its representative with respect to all financing statements filed to perfect such security interests and authorizes the Servicer on behalf of the Secured Parties to make such filings as they deem necessary to reflect the Trustee as secured party of record with respect to such financing statements.

SECTION 4

REPRESENTATIONS AND WARRANTIES

Each Guarantor hereby represents and warrants, for the benefit of the Trustee and the Secured Parties, as follows as of each Series Closing Date:

4.1 Existence and Power. Each Guarantor (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction (including, without limitation, in the International Territory) where the character of its property, the nature of its business or the performance of its obligations under the Related Documents make such qualification necessary, except to the extent that the failure to so qualify is not reasonably likely to result in a Material Adverse Effect, and (c) has all limited liability company, corporate or other powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Agreement and the other Related Documents.

4.2 Company and Governmental Authorization. The execution, delivery and performance by each Guarantor of this Agreement and the other Related Documents to which it is a party (a) is within such Guarantor’s limited liability company, corporate, unlimited company or other powers and has been duly authorized by all necessary limited liability company, corporate or other action, (b) requires no action by or in respect of, or filing with, any Governmental Authority which has not been obtained (other than any actions or filings that may be undertaken after the Closing Date pursuant to the terms of the Base Indenture or any other Related Document) and (c) does not contravene, or constitute a default under, any Requirements of Law with respect to such Guarantor or any Contractual Obligation with respect to such Guarantor or result in the creation or imposition of any Lien on any property of any Guarantor, except for Liens created by this Agreement or the other Related Documents, except, in the case of clause (b) or (c) above, solely with respect to the Contribution Agreements, the violation of which could not reasonably be expected to have a Material Adverse Effect. This Agreement and each of the other Related Documents to which each Guarantor is a party has been executed and delivered by a duly Authorized Officer of such Guarantor.

4.3 No Consent. Except as set forth on Schedule 7.3 to the Base Indenture, no consent, action by or in respect of, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery by each Guarantor of this Agreement or any Related Document to which it is a party or for the performance of any of the Guarantors’ obligations hereunder or thereunder other than such consents, approvals, authorizations, registrations, declarations or filings (a) as shall have been obtained or made by such Guarantor prior to the Closing Date or as are permitted to be obtained subsequent to the Closing Date in accordance with Section 4.6 hereof or Section 8.25 or Section 8.37 of the Base Indenture or (b) relating to the performance of any Collateral Franchise Document the failure of which to obtain is not reasonably likely to have a Material Adverse Effect.

4.4 Binding Effect. This Agreement, and each other Related Document to which a Guarantor is a party, is a legal, valid and binding obligation of each such Guarantor enforceable against such Guarantor in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing).

4.5 Ownership of Equity Interests; Subsidiaries. All of the issued and outstanding Equity Interests of each Guarantor are owned as set forth in Schedule 4.5 to this Agreement, all of which interests have been validly issued and are owned of record by such Guarantor, free and clear of all Liens other than Permitted Liens. No Guarantor has any subsidiaries or owns any Equity Interests in any other Person, other than as set forth in such Schedule 4.5 and other than any Additional Securitization Entity.

4.6 Security Interests.

(a) Each Guarantor owns and has good title to its Collateral, free and clear of all Liens other than Permitted Liens. The Guarantors’ rights under the Collateral Documents (except for any Franchisee Promissory Notes) constitute general intangibles under the applicable UCC. This Agreement creates a valid and continuing Lien on the Collateral (other than the owned Domestic Manufacturing and Distribution Centers) in favor of the Trustee on behalf of and for the benefit of the Secured Parties, which Lien on the Collateral has been perfected (except as described on Schedule 7.13(a) or as is permitted under this Section 4.6(a) or Section 8.25(c) or Section 8.25(d) to the Base Indenture) and is prior to all other Liens (other than Permitted Liens), and is enforceable as such as against creditors of and purchasers from each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally or by general equitable principles, whether considered in a proceeding at law or in equity and by an implied covenant of good faith and fair dealing. The Guarantors have received all consents and approvals required by the terms of the Collateral to the pledge of the Collateral to the Trustee hereunder. The Guarantors have caused or shall have caused, within ten days of the date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the first-priority security interest in the Collateral granted to the Trustee hereunder or, in the case of Intellectual Property or the owned Domestic Manufacturing and Distribution Centers, shall take all action necessary to perfect such first-priority security interest consistent with the obligations set forth in Section 8.25(c), Section 8.25(d) or Section 8.37 of the Base Indenture, as applicable.

(b) Other than the security interest granted to the Trustee hereunder, pursuant to the other Related Documents or any other Permitted Lien, none of the Guarantors has pledged, assigned, sold or granted a security interest in the Collateral. All action necessary (including the filing of UCC-1 financing statements and filings with the PTO, the United States Copyright Office or any applicable foreign intellectual property office or agency) to protect and evidence the Trustee’s security interest in the Collateral in the United States and any Included Country has been, or shall be, duly and effectively taken consistent with the obligations of Section 4.6(a) above and Section 8.25(c), Section 8.25(d) and Section 8.37 of the Base Indenture, except as described on Schedule 7.13(a) to the Base Indenture. No security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Guarantor and listing such Guarantor as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction in the United States or in the International Territory, except in respect of Permitted Liens or such as may have been filed, recorded or made by such Guarantor in favor of the Trustee on behalf of the Secured Parties in connection with this Agreement, and no Guarantor has authorized any such filing.

(c) All authorizations in this Agreement for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements and other instruments with respect to the Collateral and to take such other actions with respect to the Collateral authorized by this Agreement are powers coupled with an interest and are irrevocable.

4.7 Other Representations. All representations and warranties of or about each Guarantor made in the Base Indenture and in each other Related Document are true and correct (i) if qualified as to materiality, in all respects, and (ii) if not qualified as to materiality, in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all respects or in all material respects, as applicable, as of such earlier date) and are repeated herein as though fully set forth herein.

SECTION 5

COVENANTS

5.1 Maintenance of Office or Agency.

(a) The Guarantors shall maintain an office or agency (which may be an office of the Trustee, the Registrar or co-registrar) where notices and demands to or upon the Guarantors in respect of this Agreement may be served. The Guarantors shall give prompt written notice to the Trustee and the Control Party of the location, and any change in the location, of such office or agency. If at any time the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Control Party with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

(b) The Guarantors hereby designate the applicable Corporate Trust Office as one such office or agency of the Guarantors.

5.2 Covenants in Base Indenture and Other Related Documents. Each Guarantor shall take, or shall refrain from taking, as the case maybe, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

5.3 Further Assurances.

(a) Each Guarantor shall do such further acts and things, and execute and deliver to the Trustee and the Control Party such additional assignments, agreements, powers and instruments, as are necessary or desirable to obtain or maintain the security interest of the Trustee in the Collateral on behalf of the Secured Parties as a perfected security interest subject to no prior Liens (other than Permitted Liens), to carry into effect the purposes of this Agreement or the other Related Documents or to better assure and confirm unto the Trustee, the Control Party or the other Secured Parties their rights, powers and remedies hereunder including, without limitation, the filing of any financing or continuation statements or amendments under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby, except as set forth on Schedule 8.11 to the Base Indenture or in Section 8.25 of the Base Indenture. The Guarantors intend the security interests granted pursuant to this Agreement in favor of the Secured Parties to be prior to all other Liens (other than Permitted Liens) in respect of the Collateral, and each Guarantor shall take all actions necessary to obtain and maintain, in favor of the Trustee for the benefit of the Secured Parties, a first lien on and a first priority, perfected security interest in the Collateral (except with respect to Permitted Liens and except as set forth on Schedule 8.11 or in Section 8.25 to the Base Indenture). If any Guarantor fails to perform any of its agreements or obligations under this Section 5.3(a), the Control Party itself may perform such agreement or obligation, and the expenses of the Control Party incurred in connection therewith shall be payable by the Guarantors upon the Control Party’s demand therefor. The Control Party is hereby authorized to execute and file without the signature of any Guarantor to the extent permitted by applicable law any financing statements, continuation statements, amendments or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Collateral.

(b) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and within two (2) Business Days physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.

(c) Notwithstanding the provisions set forth in clauses (a) and (b) above, the Guarantors shall not be required to perfect any security interest in any fixtures (other than through a central filing of a UCC financing statement), any Franchisee Promissory Notes or, except as provided in Section 8.37 to the Base Indenture, any real property.

(d) The Guarantors, upon obtaining an interest in any commercial tort claim or claims (as such term is defined in the New York UCC), shall comply with Section 8.11(d) of the Base Indenture.

(e) Each Guarantor shall warrant and defend the Trustee’s right, title and interest in and to the Collateral and the income, distributions and Proceeds thereof, for the benefit of the Trustee on behalf of the Secured Parties, against the claims and demands of all Persons whomsoever.

5.4 Legal Name, Location Under Section 9-301 or 9-307. No Guarantor shall change its location (within the meaning of Section 9-301 or 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Trustee, the Control Party and the Rating Agencies with respect to each Series of Notes Outstanding. In the event that any Guarantor desires to so change its location or change its legal name, such Guarantor shall make any required filings and prior to actually changing its location or its legal name such Guarantor shall deliver to the Trustee and the Control Party (i) an Officer’s Certificate and an Opinion of Counsel confirming that all required filings have been made, subject to Section 8.11(c), to continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral under Article 9 of the applicable UCC, the PPSA or other applicable law in respect of the new location or new legal name of such Guarantor and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

5.5 Equity Interests. No Guarantor shall sell, transfer, assign, pledge, hypothecate or otherwise dispose, in whole or in part, of any Equity Interest in any Subsidiary, except as provided in the Related Documents.

5.6 Concentration Accounts and Lock Boxes. To the extent that it owns any Concentration Account (including any Lock Box related thereto), each Guarantor shall comply with Section 5.1 of the Base Indenture with respect to each such Concentration Account (including any Lock Box related thereto).

SECTION 6

REMEDIAL PROVISIONS

6.1 Rights of the Control Party and Trustee upon Event of Default.

(a) Proceedings To Collect Money. In case any Guarantor shall fail forthwith to pay such amounts due on this Guaranty upon such demand, the Trustee at the direction of the Control Party (at the direction of the Controlling Class Representative), in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against any Guarantor and collect in the manner provided by law out of the property of any Guarantor, wherever situated, the moneys adjudged or decreed to be payable.

(b) Other Proceedings. If and whenever an Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative), shall:

                (i) proceed to protect and enforce its rights and the rights of the other Secured Parties, by such appropriate Proceedings as the Control Party (at the direction of the Controlling Class Representative) shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Agreement or any other Related Document or in aid of the exercise of any power granted therein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Agreement or any other Related Document or by law, including any remedies of a secured party under applicable law;

                (ii) (A) direct the Guarantors to exercise (and each Guarantor agrees to exercise) all rights, remedies, powers, privileges and claims of any Guarantor against any party to any Collateral Document arising as a result of the occurrence of such Event of Default or otherwise, including the right or power to take any action to compel performance or observance by any such party of its obligations to any Guarantor, and any right of any Guarantor to take such action independent of such direction shall be suspended, and (B) if (x) the Guarantors shall have failed, within ten (10) Business Days of receiving the direction of the Trustee (given at the direction of the Control Party (at the direction of the Controlling Class Representative)), to take commercially reasonable action to accomplish such directions of the Trustee, (y) any Guarantor refuses to take such action or (z) the Control Party (at the direction of the Controlling Class Representative) reasonably determines that such action must be taken immediately, take such previously directed action (and any related action as permitted under this Agreement thereafter determined by the Trustee or the Control Party to be appropriate without the need under this provision or any other provision under this Agreement to direct the Guarantors to take such action);

                (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Agreement or, to the extent applicable, any other Related Document, with respect to the Collateral; provided that the Trustee shall not be required to take title to any real property in connection with any foreclosure or other exercise of remedies hereunder and title to such property shall instead be acquired in an entity designated and (unless owned by a third party) controlled by the Control Party; and/or

                (iv) sell all or a portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Trustee shall not proceed with any such sale without the prior written consent of the Control Party (at the direction of the Controlling Class Representative) and the Trustee shall provide notice to the Guarantors and each Holder of Senior Subordinated Notes and Subordinated Notes of a proposed sale of Collateral.

(c) Sale of Collateral. In connection with any sale of the Collateral hereunder (which may proceed separately and independently from the exercise of remedies under the Indenture) or under any judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement or any other Related Document:

                (i) the Trustee, any Noteholder, any Enhancement Provider, any Hedge Counterparty and/or any other Secured Party may bid for and purchase the property being sold, and upon compliance with the terms of the sale may hold, retain, possess and dispose of such property in its own absolute right without further accountability;

                (ii) the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

                (iii) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of any Guarantor of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against any Guarantor, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under such Guarantor or its successors or assigns; and

                (iv) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof.

(d) Application of Proceeds. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right hereunder shall be held by the Trustee as additional collateral for the repayment of Obligations, shall be deposited into the Collection Account and shall be applied as provided in Article V of the Base Indenture; provided, however, that unless otherwise provided in this Section 6 or Article IX to the Base Indenture, with respect to any distribution to any Class of Notes, notwithstanding the provisions of Article V of the Base Indenture, such amounts shall be distributed sequentially in order of alphabetical designation and pro rata among each Class of Notes of the same alphabetical designation based upon Outstanding Principal Amount of the Notes of each such Class.

(e) Additional Remedies. In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall have all of the rights and remedies of a secured party under the UCC and similar laws as enacted in any applicable jurisdiction.

(f) Proceedings. The Trustee may maintain a Proceeding even if it does not possess any of the Notes or does not produce any of them in the Proceeding, and any such Proceeding instituted by the Trustee shall be in its own name as trustee. All remedies are cumulative to the extent permitted by law.

(g) Power of Attorney. To the fullest extent permitted by applicable law, each Guarantor hereby grants to the Trustee an absolute and irrevocable power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the PTO, United States Copyright Office, any similar office or agency in each foreign country in which any Domino’s IP is located, or any other Governmental Authority in order to effect an absolute assignment of all right, title and interest in or to any Domino’s IP, and record the same.

6.2 Waiver of Appraisal, Valuation, Stay and Right to Marshaling. To the extent it may lawfully do so, each Guarantor for itself and for any Person who may claim through or under it hereby:

(a) agrees that neither it nor any such Person shall step up, plead, claim or in any manner whatsoever take advantage of any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force in any jurisdiction, which may delay, prevent or otherwise hinder (i) the performance, enforcement or foreclosure of this Agreement, (ii) the sale of any of the Collateral or (iii) the putting of the purchaser or purchasers thereof into possession of such property immediately after the sale thereof;

(b) waives all benefit or advantage of any such laws;

(c) waives and releases all rights to have the Collateral marshaled upon any foreclosure, sale or other enforcement of this Agreement; and

(d) consents and agrees that, subject to the terms of this Agreement, all the Collateral may at any such sale be sold by the Trustee as an entirety or in such portions as the Trustee may (upon direction by the Control Party (at the direction of the Controlling Class Representative)) determine.

6.3 Limited Recourse. Notwithstanding any other provision of this Agreement or any other Related Document or otherwise, the liability of the Guarantors to the Secured Parties under or in relation to this Agreement or any other Related Document or otherwise, is limited in recourse to the Collateral. The Collateral having been applied in accordance with the terms hereof, none of the Secured Parties shall be entitled to take any further steps against any Guarantor to recover any sums due but still unpaid hereunder or under any of the other agreements or documents described in this Section 6.3, all claims in respect of which shall be extinguished.

6.4 Optional Preservation of the Collateral. If the maturity of the Outstanding Notes of each Series has been accelerated pursuant to Section 9.2 of the Base Indenture following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative), shall elect to maintain possession of such portion, if any, of the Collateral as the Control Party (at the direction of the Controlling Class Representative) shall in its discretion determine.

6.5 Control by the Control Party. Notwithstanding any other provision hereof, the Control Party (at the direction of the Controlling Class Representative) may cause the institution of and direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercise any trust or power conferred on the Trustee; provided that:

(a) such direction of time, method and place shall not be in conflict with any rule of law, with the Servicing Standard or with this Agreement;

(b) the Control Party (at the direction of the Controlling Class Representative) may take any other action deemed proper by the Control Party (at the direction of the Controlling Class Representative) that is not inconsistent with such direction (as the same may be modified by the Control Party (at the direction of the Controlling Class Representative)); and

(c) such direction shall be in writing;

provided further that, subject to Section 10.1 of the Base Indenture, the Trustee need not take any action that it determines might involve it in liability unless it has received an indemnity for such liability as provided in the Base Indenture. The Trustee shall take no action referred to in this Section 6.5 unless instructed to do so by the Control Party (at the direction of the Controlling Class Representative).

6.6 The Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and any other Secured Party (as applicable) allowed in any judicial proceedings relative to any Guarantor, its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to any other Secured Party, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.5 of the Base Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money and other properties which any other Secured Party may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any other Secured Party, or to authorize the Trustee to vote in respect of the claim of any Secured Parties in any such proceeding.

6.7 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.7 does not apply to a suit by the Trustee, a suit by the Control Party or a suit by Noteholders of more than 10% of the Aggregate Outstanding Principal Amount of all Series of Notes.

6.8 Restoration of Rights and Remedies. If the Trustee or any other Secured Party has instituted any Proceeding to enforce any right or remedy under this Agreement or any other Related Document and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such other Secured Party, then and in every such case the Trustee and any such other Secured Party shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the other Secured Parties shall continue as though no such Proceeding had been instituted.

6.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to any other Secured Party is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Agreement or any other Related Document or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement or any other Related Document, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

6.10 Delay or Omission Not Waiver. No delay or omission of the Trustee, the Control Party, the Controlling Class Representative or of any other Secured Party to exercise any right or remedy accruing upon any Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Potential Rapid Amortization Event, Rapid Amortization Event, Default or Event of Default or an acquiescence therein. Every right and remedy given by this Section 6 or by law to the Trustee, the Control Party, the Controlling Class Representative or to any other Secured Party may be exercised from time to time to the extent not inconsistent with the Indenture or this Agreement, and as often as may be deemed expedient, by the Trustee, the Control Party, the Controlling Class Representative or by any other Secured Party, as the case may be.

6.11 Waiver of Stay or Extension Laws. Each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement or any other Related Document; and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantages of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, the Control Party or the Controlling Class Representative, but shall suffer and permit the execution of every such power as though no such law had been enacted.

6.12 Receivership Clause. The Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative), may appoint by instrument in writing one or more receivers, managers or receiver and manager (a “Receiver”) of the Canadian Distributor or any or all of its Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Trustee under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Trustee shall (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of the Canadian Distributor and not of the Trustee. The Trustee, at the direction of the Control Party (at the direction of the Controlling Class Representative), may also apply to a court of competent jurisdiction for the appointment of a Receiver of the Canadian Distributor or of any or all of its Collateral.

SECTION 7

THE TRUSTEE’S AUTHORITY

Each Guarantor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Guarantors, the Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, it being understood that the Trustee (at the direction of the Control Party (at the direction of the Controlling Class Representative)) and the Control Party (at the direction of the Controlling Class Representative) directly shall be the only parties entitled to exercise remedies under this Agreement; and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8

MISCELLANEOUS

8.1 Amendments. None of the terms or provisions of this Agreement may be amended, supplemented, waived or otherwise modified except in accordance with Article XII of the Base Indenture.

8.2 Notices.

(a) Any notice or communication by the Guarantors or the Trustee to any other party hereto shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested) facsimile or overnight air courier guaranteeing next day delivery, to such other party’s address:

If to the SPV Guarantor:

Domino’s SPV Guarantor LLC

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 866-282-3872

If to the Domestic Franchisor:

Domino’s SPV Guarantor LLC

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 866-282-3872

If to the International Franchisor:

Domino’s SPV Guarantor LLC

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 866-282-3872

If to the Canadian Distributor:

Domino’s SPV Guarantor LLC

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 866-282-3872

If to Domino’s RE LLC:

Domino’s SPV Guarantor LLC

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Attention:   Cristian Dersidan

Facsimile:   866-282-3872

If to Domino’s EQ LLC:

Domino’s SPV Guarantor LLC

24 Frank Lloyd Wright Drive

P.O. Box 485

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile: 866-282-3872

If to any Guarantor with a copy to:

Domino’s Pizza LLC

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

Attention: Cristian Dersidan

Facsimile:

and

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

Attention: Winthrop G. Minot

Facsimile: 617-235-0076

and

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attention: David Midvidy

Facsimile: 917-777-2089

If to the Trustee:

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, New York 10013

Attention: Global Transaction Services –Domino’s Pizza

Facsimile: 212-816-5527

(b) The Guarantors or the Trustee by notice to each other party may designate additional or different addresses for subsequent notices or communications; provided, however, the Guarantors may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

(c) Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five days after the date that such notice is mailed, (iii) delivered by facsimile shall be deemed given on the date of delivery of such notice and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.

(d) Notwithstanding any provisions of this Agreement to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Agreement or any other Related Document.

8.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

8.4 Successors. All agreements of each of the Guarantors in this Agreement and each other Related Document to which it is a party shall bind its successors and assigns; provided, however, no Guarantor may assign its obligations or rights under this Agreement or any Related Document, except with the written consent of the Control Party. All agreements of the Trustee in the Indenture and in this Agreement shall bind its successors as permitted by the Related Documents.

8.5 Severability. In case any provision in this Agreement or any other Related Document shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.6 Counterpart Originals. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

8.7 Table of Contents, Headings, etc. The Table of Contents and headings of the Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

8.8 Recording of Agreement. If this Agreement is subject to recording in any appropriate public recording offices, such recording is to be effected by the Guarantors and at their expense accompanied by an Opinion of Counsel (which may be counsel to the Guarantors, the Trustee or any other counsel reasonably acceptable to the Control Party (at the direction of the Controlling Class Representative) and the Trustee) to the effect that such recording is necessary either for the protection of the Secured Parties or for the enforcement of any right or remedy granted to the Trustee under this Agreement.

8.9 Waiver of Jury Trial. EACH OF THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER RELATED DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

8.10 Submission to Jurisdiction; Waivers. Each of the Guarantors and the Trustee hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Related Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantors or the Trustee, as the case may be, at its address set forth in Section 8.2 or at such other address of which the Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

8.11 Additional Subsidiary Guarantors. Each Additional Securitization Entity that is designated to be an Additional Subsidiary Guarantor pursuant to Section 8.34 of the Base Indenture shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Additional Securitization Entity of an Assumption Agreement in substantially the form of Exhibit A hereto. Upon the execution and delivery by any Additional Securitization Entity of such an Assumption Agreement, the supplemental schedules attached to such Assumption Agreement shall be incorporated into and become a part of and supplement the Schedules to this Agreement and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Assumption Agreement.

8.12 Currency Indemnity. Each Guarantor shall make all payments of amounts owing by it hereunder in Dollars. If a Guarantor makes any such payment to the Trustee or any other Secured Party in a currency (the “Other Currency”) other than Dollars (whether voluntarily or pursuant to an order or judgment of a court or tribunal of any jurisdiction), such payment shall constitute a discharge of the liability of such party hereunder in respect of such amount owing only to the extent of the amount of Dollars which the Trustee or such Secured Party is able to purchase, with the amount it receives on the date of receipt. If the amount of Dollars which the Trustee or such Secured Party is able to purchase is less than the amount of such currency originally so due in respect of such amount, such Guarantor shall indemnify and save the Trustee or such Secured Party, as applicable, harmless from and against any loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall survive termination hereof, shall apply irrespective of any indulgence granted by the Trustee or such Secured Party and shall continue in full force and effect notwithstanding any judgment or order in respect of any amount due hereunder or under any judgment or order.

8.13 Acknowledgment of Receipt; Waiver. Each Guarantor acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable law, waives the right to receive a copy of any financing statement, financing change statement or verification statement in respect of any registered financing statement or financing change statement prepared, registered or issued in connection with this Agreement.

8.14 Termination; Partial Release.

(a) This Agreement and any grants, pledges and assignments hereunder shall become effective on the date hereof and shall terminate on the Termination Date.

(b) On the Termination Date, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Trustee and each Guarantor shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Guarantors. At the request and sole expense of any Guarantor following any such termination, the Trustee shall deliver to such Guarantor any Collateral held by the Trustee hereunder, and execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

(c) Any partial release of Collateral hereunder requested by the Co-Issuers in connection with any Permitted Asset Disposition shall be governed by Section 14.17 of the Base Indenture.

8.15 Third Party Beneficiary. Each of the Secured Parties and the Controlling Class Representative is an express third party beneficiary of this Agreement.

8.16 Entire Agreement.

This Agreement, together with the schedule hereto, the Indenture and the other Related Documents, contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and writings with respect thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Guarantors and the Trustee has caused this Amended and Restated Guarantee and Collateral Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

DOMINO’S SPV GUARANTOR LLC

By:
Name: Adam J. Gacek
Title: Secretary

DOMINO’S PIZZA FRANCHISING LLC

By:
Name: Adam J. Gacek
Title: Secretary

DOMINO’S PIZZA INTERNATIONAL FRANCHISING INC.

By:
Name: Adam J. Gacek
Title: Secretary

DOMINO’S PIZZA CANADIAN DISTRIBUTION ULC

By:
Name: Adam J. Gacek
Title: Secretary

DOMINO’S RE LLC

By:
Name: Adam J. Gacek
Title: Secretary

[Signature Page to the Guarantee and Collateral Agreement]

DOMINO’S EQ LLC

By:
Name: Adam J. Gacek
Title: Secretary

[Signature Page to the Guarantee and Collateral Agreement]

AGREED AND ACCEPTED CITIBANK, N.A., in its capacity as Trustee

By:
Name:
Title:

[Signature Page to the Guarantee and Collateral Agreement]